UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): April 28, 2007

YAHOO! INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation)	0-28018 (Commission File Number)	77-0398689 (I.R.S. Employer Identification Number)
701 First Ave.
Sunnyvale, California 94089
(Address of principal executive offices, including zip code)
(408) 349-3300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.
(1) On April 28, 2007, Yahoo! Inc., a Delaware corporation (“Yahoo!”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Right Media Inc. (“Right Media”), Roundhouse Acquisition Corp., a wholly owned subsidiary of Yahoo! (“Merger Sub”), and Christopher Moore as the representative of the stockholders of Right Media.
     Yahoo! currently owns approximately twenty percent of the outstanding equity interests in Right Media. Under the terms of the Merger Agreement, Yahoo! will acquire all of the remaining outstanding equity interests (including all outstanding options and restricted stock units) in Right Media for an aggregate consideration of approximately $680 million comprised of cash and Yahoo! common stock, par value $0.001 per share (“Yahoo Common Stock”). Right Media stockholders will be paid in approximately equal parts cash and Yahoo Common Stock, and outstanding options and restricted stock units will be assumed and become exercisable for Yahoo Common Stock. The exact number of shares of Yahoo Common Stock to be issued in the merger to the Right Media stockholders will be based on the number of shares of Right Media stock outstanding as of the completion of the merger and on the volume weighted average closing price of Yahoo Common Stock for a specified period ending two trading days prior to the completion of the merger, subject to a collar. The outstanding options and restricted stock units of Right Media will be assumed by Yahoo! based on the stock exchange ratio established for the merger.
     The issuance of the Yahoo Common Stock to Right Media stockholders in the merger is expected to be exempt from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), or Regulation D thereunder, as a transaction by an issuer not involving a public offering. In connection with a registration rights agreement to be entered into by Yahoo! with the Right Media stockholders, Yahoo! will be obligated to file a resale shelf registration statement covering the Yahoo Common Stock to be issued in connection with the merger. Yahoo! expects the transaction to close in the second or third calendar quarter of 2007, subject to the satisfaction of customary closing conditions.
(2) On February 7, 2007, Yahoo! issued an aggregate of 1,727,173 shares of Yahoo Common Stock, representing less than 1% of Yahoo!’s total outstanding shares, in connection with the acquisition of Bix.com, Inc. The offer and sale of the Yahoo Common Stock was effected without registration in reliance on the exemption afforded by Section 3(a)(10) of the Securities Act. The issuance was approved, after a hearing upon the fairness of the terms and conditions of the transaction, by the California Department of Corporations under authority to grant such approval as expressly authorized by the laws of the State of California.
Item 7.01 REGULATION FD DISCLOSURE.
     On April 28, 2007, Yahoo! entered into the Merger Agreement referenced in part (1) of Item 3.02 above, and on April 30, 2007, Yahoo! issued a press release announcing the transaction. A copy of Yahoo!’s press release is furnished with this Form 8-K and attached hereto as Exhibit 99.1. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of Yahoo! under the Securities Act or the Exchange Act.
Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d)	Exhibits.
     The following exhibit is furnished with this Form 8-K:
99.1	Yahoo! Inc. Press Release dated April 30, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 2, 2007	By:	/s/ Michael J. Callahan
Michael J. Callahan
Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Yahoo! Inc. Press Release dated April 30, 2007